Exhibit 99.1

CurAegis Technologies, Inc.

CEO Report

February 5, 2018

Dear CurAegis Technologies Shareholders,

This is a short update for CurAegis Technologies, Inc. as of February 5, 2018.

CURA System:

We are currently on schedule to have the technology for our MyCadian and other wearable products ready for sales and delivery in late March or early April. Bringing the development management in house seems to be working out very well.

Our pilots are underway despite the existing communication problems with our old system. We continue to develop new potential customers and the need for this technology seems to be more and more evident and in demand. We also have federal agencies eager to do research on the CURA system. We feel that we have some very large and exciting opportunities ahead.

We are starting talks with major wearables companies. These relationships could expand and accelerate our launch and outreach.

I am sad to report that Matt Kenyon has left the company for personal reasons. He will still be available for consulting as needed. Matt should be extremely proud of his accomplishments at CurAegis. His work will save lives, make people healthier, and make us all safer in the future. We thank him, wish him well and will always welcome and appreciate his help in the future.

Aegis Pumps and Motors:

We have tested and proven out a good part of our technology’s goals. Our goals are to make our axial piston hydraulic pumps and/or motors smaller, more efficient and substantially less costly to produce. We are expecting to have our initial pre-production prototype ready by the end of April. We are in discussions with large manufacturers to license the Aegis technologies. These discussions are going well and there is substantial interest in the possibility of moving ahead. As mentioned before, our goal is to license to one large company. This will give them a great advantage in the marketplace and spur acceptance and growth for them and us. We will keep you informed as to our progress in these negotiations.

 Corporate Matters:

Our fund raising is going well and we believe we will have the resources that we need to take us to a point where we can “boot strap” ourselves with our own revenue. Our board has approved us to raise up to $5 million if needed. So far, we have collected $3.6 million.

Although nothing here is a done deal, I am optimistic that 2018 will be the breakout year for us. Again, Thank You for your patience and confidence.

Richard A. Kaplan

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS. This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of CurAegis’ businesses. More detailed information about these factors may be found in filings by CurAegis with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K. CurAegis is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CURAEGIS TECHNOLOGIES, INC. CurAegis Technologies, Inc. (OTCQB: CRGS) was incorporated as a New York business corporation on September 25, 1996. The Company develops and markets advanced technologies in the areas of power, safety and wellness. The Company is focusing its commercialization strategies on the following technologies: (i) the CURA System which includes a wearable device, the myCadian™ watch which measures degradation of alertness and sleep attributes and the Z-Coach education and training program and (ii) the Aegis hydraulic pump. The CURA System consists of hardware and software that measures multiple metrics in order to establish that a person's ability to perform a task or job appears to be degrading. The Aegis hydraulic pump is an innovative hydraulic design, whose goal is to deliver better efficiencies in a package that is smaller and lighter than existing technologies. The Company has not had any significant revenue-producing operations.

CONTACT: Richard A. Kaplan Chief Executive Officer 585-254-1100